Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to reflect the acquisitions of the Acquired Business (as defined in Note 1 Background) by Coca-Cola Bottling Co. Consolidated (the “Company” or “CCBCC”) from Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company (“KO”), pursuant to various asset purchase agreements. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Acquired Business (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of the Company and the Acquired Business as of October 2, 2016, which is the end of the third quarter of fiscal 2016, and has been prepared to reflect the effects of the October 2016 Acquisitions (as defined in Note 1) as if such acquisitions occurred on October 2, 2016. The unaudited pro forma condensed combined statement of operations for the year ended January 3, 2016 (“fiscal 2015”) and the first three quarters ended October 2, 2016 combines the historical results and operations of the Company and CCR, giving effect to the acquisitions of the Acquired Business as if they occurred on December 29, 2014, the first day of fiscal 2015. The historical results of the Company reflect the prior completion of previously announced distribution territory transactions and manufacturing facility acquisitions, as discussed in Note 1.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges the Company expects to incur in connection with the acquisitions of the Acquired Business, including, but not limited to, costs in connection with integrating the operations of the Acquired Business.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, in accordance with Article 11 of Regulation S-X, and are not indicative of the results of operations that would have been realized had the closings for the Acquired Business actually been completed on the dates indicated, nor are they indicative of the Acquired Business’s operations going forward.

To produce the pro forma financial information, the assets acquired and liabilities assumed in the October 2016 Acquisitions were adjusted to their estimated fair values. As of the date of this filing, the Company has not fully completed the detailed valuation work necessary to arrive at the final estimate of the fair value of the assets acquired and liabilities assumed. Accordingly, the accompanying unaudited pro forma accounting for the business combination is preliminary and is subject to further adjustments as additional analyses are performed. The preliminary unaudited pro forma accounting for the October 2016 Acquisitions has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements.

There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the Acquired Business included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the Company’s audited financial statements and related notes contained within the Company’s Annual Report on Form 10-K for the year ended January 3, 2016;

•	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2016; and

•	CCR’s Combined Abbreviated Financial Statements filed with this Form 8-K/A (“Historic CCR”).

COCA-COLA BOTTLING CO. CONSOLIDATED

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF OCTOBER 2, 2016

(in thousands U.S. dollars, except share data)	CCBCC	Historic CCR	October 2016 Acquisitions Pro Forma Adjustments (Note 4)		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$54,217	$151	$(14,602)	4a	$39,766
Accounts receivable, trade	268,110	—	—		268,110
Allowance for doubtful accounts	(3,373)	—	—		(3,373)
Accounts receivable from The Coca-Cola Company	52,047	—	1,253	4b	53,300
Accounts receivable, other	32,494	—	—		32,494
Inventories	126,039	22,658	(1,227)	4c	147,470
Prepaid expenses and other current assets	51,132	1,083	736	4d	52,951

Total current assets	580,666	23,892	(13,840)		590,718
Property, plant and equipment, net	722,024	84,652	(16,522)	4e	790,154
Leased property under capital leases, net	35,002	—	—		35,002
Other assets	82,615	127	(16)	4f	82,726
Franchise rights	533,040	—	—		533,040
Goodwill	141,271	—	7,131	4g	148,402
Other identifiable intangible assets, net	159,407	167,240	(100,740)	4h	225,907

Total assets	$2,254,025	$275,911	$(123,987)		$2,405,949

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under capital leases	$7,378	$—	$—		$7,378
Accounts payable, trade	117,247	—	—		117,247
Accounts payable to The Coca-Cola Company	125,918	—	—		125,918
Other accrued liabilities	132,429	1,403	9,080	4i	142,912
Accrued compensation	43,125	—	—		43,125
Accrued interest payable	8,745	—	—		8,745
Cooperative trade marketing (“CTM”) liability	—	7,239	(7,239)	4j	—
Deposit liabilities	—	3,749	(3,749)	4k	—

Total current liabilities	434,842	12,391	(1,908)		445,325
Deferred income taxes	150,913	—	—		150,913
Pension and postretirement benefit obligations	106,874	—	—		106,874
Other liabilities	344,265	—	57,827	4l	402,092
Obligations under capital leases	43,127	—	—		43,127
Long-term debt	820,063	—	85,000	4m	905,063

Total liabilities	1,900,084	12,391	140,919		2,053,394

Equity:
Common Stock	10,204	—	—		10,204
Class B Common Stock	2,798	—	—		2,798
Capital in excess of par value	116,769	—	—		116,769
Retained earnings	282,445	—	(1,386)	4n	281,059
Accumulated other comprehensive loss	(81,488)	—	—		(81,488)
Treasury stock, at cost: Common Stock	(60,845)	—	—		(60,845)
Treasury stock, at cost: Class B Common Stock	(409)	—	—		(409)

Total equity of Coca-Cola Bottling Co. Consolidated	269,474	—	(1,386)		268,088
Noncontrolling interest	84,467	—	—		84,467

Total equity	353,941	—	(1,386)		352,555

Total liabilities and equity	$2,254,025	$12,391	$139,533		$2,405,949

See accompanying notes to the unaudited pro forma condensed combined financial information

COCA-COLA BOTTLING CO. CONSOLIDATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FIRST THREE QUARTERS ENDED OCTOBER 2, 2016

(in thousands U.S. dollars, except share data)	CCBCC	Historic CCR	January 2016 Acquisitions Pro Forma Adjustments (Note 5)		April 1, 2016 Acquisition Pro Forma Adjustments (Note 5)		April 29, 2016 Acquisitions Pro Forma Adjustments (Note 5)		October 2016 Acquisitions Pro Forma Adjustments (Note 5)		Total Acquired Business Pro Forma Adjustments	Pro Forma Combined
Net sales	$2,314,868	$418,954	$(286)	5a	$(336)	5a	$(382)	5a	$(429)	5a	$(1,433)	$2,732,389
Cost of sales	1,424,073	293,409	(350)	5b	(364)	5b	(540)	5b	(895)	5b	(2,149)	1,715,333

Gross profit	890,795	125,545	64		28		158		466		716	1,017,056
Selling, delivery and administrative expenses	783,857	106,005	(1,250)	5c	(1,480)	5c	(1,706)	5c	(1,389)	5c	(5,825)	884,037

Income from operations	106,938	19,540	1,314		1,508		1,864		1,855		6,538	133,019
Interest expense, net	27,621	—	68	5d	119	5d	305	5d	974	5d	1,466	29,087
Other income (expense), net	(26,100)	—	—		—		—		—		—	(26,100)
Gain (loss) on exchange of franchise territory	(692)	—	—		—		—		—		—	(692)

Income before income taxes	52,525	19,540	1,246		1,389		1,559		881		5,072	77,140
Income tax expense	18,681	—	479	5e	535	5e	600	5e	339	5e	1,953	20,634

Net income	33,844	19,540	767		854		959		542		3,119	56,506
Less: Net income attributable to noncontrolling interest	5,091	—	—		—		—		—		—	5,091

Net income attributable to CCBCC	$28,753	$19,540	$767		$854		$959		$542		$3,119	$51,415

Basic net income per share based on net income attributable to CCBCC:

Common Stock	$3.09											$5.52

Weighted average number of Common Stock shares outstanding	7,141											7,141

Class B Common Stock	$3.09											$5.52

Weighted average number of Class B Common Stock shares outstanding	2,167											2,167

Diluted net income per share based on net income attributable to CCBCC:

Common Stock	$3.08											$5.50

Weighted average number of Common Stock shares outstanding - assuming dilution	9,348											9,348

Class B Common Stock	$3.07											$5.49

Weighted average number of Class B Common Stock shares outstanding - assuming dilution	2,207											2,207

See accompanying notes to the unaudited pro forma condensed combined financial information

COCA-COLA BOTTLING CO. CONSOLIDATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JANUARY 3, 2016

(in thousands U.S. dollars, except share data)	CCBCC	Historic CCR	January 2016 Acquisitions Pro Forma Adjustments (Note 5)		April 1, 2016 Acquisition Pro Forma Adjustments (Note 5)		April 29, 2016 Acquisitions Pro Forma Adjustments (Note 5)		October 2016 Acquisitions Pro Forma Adjustments (Note 5)		Total Acquired Business Pro Forma Adjustments	Pro Forma Combined
Net sales	$2,306,458	$922,661	$(13,413)	5a	$(15,746)	5a	$(17,890)	5a	$(20,110)	5a	$(67,159)	$3,161,960
Cost of sales	1,405,426	625,880	(14,928)	5b	(16,423)	5b	(18,983)	5b	(21,357)	5b	(71,691)	1,959,615

Gross profit	901,032	296,781	1,515		677		1,093		1,247		4,532	1,202,345
Selling, delivery and administrative expenses	802,888	268,220	(2,636)	5c	(1,482)	5c	(1,261)	5c	(706)	5c	(6,085)	1,065,023

Income from operations	98,144	28,561	4,151		2,159		2,354		1,954		10,617	137,322
Interest expense, net	28,915	—	989	5d	494	5d	959	5d	1,307	5d	3,749	32,664
Other income (expense), net	(3,576)	—	—		—		—		—		—	(3,576)
Gain (loss) on exchange of franchise territory	8,807	—	—		—		—		—		—	8,807
Gain on sale of business	22,651	—	—		—		—		—		—	22,651
Bargain purchase gain, net of tax	2,011	—	—		—		—		—		—	2,011

Income before income taxes	99,122	28,561	3,162		1,665		1,395		646		6,869	134,551
Income tax expense	34,078	—	1,217	5e	641	5e	537	5e	249	5e	2,644	36,722

Net income	65,044	28,561	1,945		1,024		858		397		4,224	97,829
Less: Net income attributable to noncontrolling interest	6,042	—	—		—		—		—		—	6,042

Net income attributable to CCBCC	$59,002	$28,561	$1,945		$1,024		$858		$397		$4,224	$91,787

Basic net income per share based on net income attributable to CCBCC:

Common Stock	$6.35											$9.88

Weighted average number of Common Stock shares outstanding	7,141											7,141

Class B Common Stock	$6.35											$9.88

Weighted average number of Class B Common Stock shares outstanding	2,147											2,147

Diluted net income per share based on net income attributable to CCBCC:

Common Stock	$6.33											$9.84

Weighted average number of Common Stock shares outstanding - assuming dilution	9,328											9,328

Class B Common Stock	$6.31											$9.83

Weighted average number of Class B Common Stock shares outstanding - assuming dilution	2,187											2,187

See accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BACKGROUND

On October 28, 2016, the Company completed the acquisition from CCR of the following (the “October 2016 Acquisitions”):

•	distribution assets that included (i) rights to distribute certain cross-licensed brands distributed by CCR in territories located in Indiana, Kentucky, Ohio and West Virginia served by distribution facilities located in Cincinnati, Dayton, Lima and Portsmouth, Ohio and Louisa, Kentucky as well as (ii) other assets used by CCR in the distribution of the cross-licensed brands and of The Coca-Cola Company brands, as contemplated by an asset purchase agreement between the Company and CCR dated September 1, 2016; and

•	a regional manufacturing facility located in Cincinnati, Ohio and related assets, as contemplated by an asset purchase agreement between the Company and CCR dated September 1, 2016.

The October 2016 Acquisitions are the latest in a series of previously-announced transactions the Company has engaged in with The Coca-Cola Company and CCR as part of The Coca-Cola Company’s plans to refranchise its North American bottling territories, by which the Company has significantly expanded its distribution and manufacturing operations. In addition to the October 2016 Acquisitions, the Company closed the following acquisitions from CCR in the fiscal year ended January 1, 2017 (“fiscal 2016”) pursuant to two asset purchase agreements between the Company and CCR dated September 23, 2015 and October 30, 2015 (together with the October 2016 Acquisitions, the “Acquired Business”):

•	on January 29, 2016, CCBCC acquired (i) distribution assets that included rights to distribute certain cross-licensed brands distributed in the territories by CCR as well as the assets used by CCR in the distribution of the cross-licensed brands and of The Coca-Cola Company brands for territories served by distribution facilities in Easton and Salisbury, Maryland and Richmond and Yorktown, Virginia, and (ii) a regional manufacturing facility located in Sandston, Virginia and related manufacturing assets for a cash purchase price of $65.7 million, which remains subject to post-closing adjustment (the “January 2016 Acquisitions”);

•	on April 1, 2016, CCBCC acquired distribution assets that included rights to distribute certain cross-licensed brands distributed in the territories by CCR as well as the assets used by CCR in the distribution of the cross-licensed brands and of The Coca-Cola Company brands for territories served by distribution facilities in Alexandria, Virginia and Capitol Heights and La Plata, Maryland for a cash purchase price of $35.6 million, which remains subject to post-closing adjustment (the “April 1, 2016 Acquisition”); and

•	on April 29, 2016, CCBCC acquired (i) distribution assets that included rights to distribute certain cross-licensed brands distributed in the territories by CCR as well as the assets used by CCR in the distribution of the cross-licensed brands and of The Coca-Cola Company brands for territories served by distribution facilities in Baltimore, Hagerstown and Cumberland, Maryland and (ii) two regional manufacturing facilities located in Silver Spring and Baltimore, Maryland and related manufacturing assets for a cash purchase price of $69.0 million, which remains subject to post-closing adjustment (the “April 29, 2016 Acquisitions”).

None of the acquisitions of the Acquired Business individually were significant under Rule 3-05 of Regulation S-X and Item 2.01 of Form 8-K; however, as a result of the October 2016 Acquisitions, the Acquired Business now is significant under Rule 3-05 of Regulation S-X and Item 2.01 of Form 8-K.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to Article 11 of Regulation S-X, and present the pro forma balance sheet and statements of operations of the Company based upon historical information after giving effect to the acquisitions of the Acquired Business and the adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the October 2016 Acquisitions had occurred on October 2, 2016; and the unaudited pro forma condensed combined statements of operations for the year ended January 3, 2016 and the nine months ended October 2, 2016 are presented as if the acquisitions of the Acquired Business had occurred on December 29, 2014.

The historical results of the Company and assets acquired from CCR have been derived from their respective audited financial statements for the year ended January 3, 2016 and December 31, 2015, respectively. The historical results of the Company and CCR as of and for the nine months ended October 2, 2016 and September 30, 2016, respectively, have been derived from unaudited financial information. The historical balance sheet of the Company reflects the business combination accounting for the January 2016 Acquisitions, the April 1, 2016 Acquisition and the April 29, 2016 Acquisitions. The historical balance sheet of CCR excludes the net assets of these transactions and only includes the net assets related to the October 2016 Acquisitions. The historical results of the Company for the nine months ended October 2, 2016 reflect the operating results of the January 2016 Acquisitions, the April 1, 2016 Acquisition and the April 29, 2016 Acquisitions from their respective closing dates and after. The historical results of CCR for the nine months ended September 30, 2016 reflect the operating results of the January 2016 Acquisitions, the April 1, 2016 Acquisition and the April 29, 2016 Acquisitions through their respective closing dates and reflect the results of operations for the October 2016 Acquisitions.

On August 14, 2014, KO and Monster Beverage Company (“Monster”) entered into definitive agreements for a long-term strategic relationship in the global energy drink category. This transaction closed on June 12, 2015 and resulted in the Acquired Business having additional distribution rights for certain Monster beverages. With respect to these new distribution rights, the results of operations of the Acquired Business are reflected in the historical results of CCR from June 12, 2015 and thereafter. For the period prior to June 12, 2015, the unaudited pro forma condensed combined statements of operations do not reflect pro forma adjustments for the Monster acquisition by CCR.

The historical results of CCR reflect the operations of Louisa Coca-Cola Bottling Company, Inc. (“Louisa”) from June 12, 2015, the date on which KO acquired the assets of Louisa, and thereafter. For the period prior to June 12, 2015, the unaudited pro forma condensed combined statements of operations do not reflect pro forma adjustments for the Louisa acquisition by CCR.

The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for ongoing cost savings that the Company expects to and/or has achieved as a result of the acquisitions of the Acquired Business or the costs necessary to achieve such cost savings or synergies.

3. ACQUIRED BUSINESS—CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF NET ASSETS ACQUIRED

The Acquired Business has been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations (“ASC 805”) with the Company treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the Acquired Business may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

The following is a summary of the preliminary estimated consideration transferred and fair values of the net assets acquired:

(in thousands)	January 2016 Acquisitions	April 1, 2016 Acquisition	April 29, 2016 Acquisitions	October 2016 Acquisitions
Upfront cash payment	$65,689	$35,552	$69,010	$98,216
Fair value of sub-bottler liability (contingent consideration)	6,505	24,666	36,868	60,384

Consideration transferred	$72,194	$60,218	$105,878	$158,600

Cash	$179	$219	$161	$151
Inventories	10,159	3,748	13,850	21,431
Prepaid expenses and other current assets	2,775	1,945	3,774	3,072
Property, plant and equipment	46,100	54,149	58,779	68,130
Other assets (including deferred taxes)	2,353	1,912	5,743	111
Goodwill	10,569	2,742	8,720	7,131
Other identifiable intangible assets	1,300	—	23,450	66,500

Total acquired assets	$73,435	$64,715	$114,477	$166,526

Other current liabilities	$591	$4,231	$5,482	$7,165
Accounts payable to The Coca-Cola Company	650	—	—	—
Other liabilities	—	266	3,117	761

Total assumed liabilities	$1,241	$4,497	$8,599	$7,926

Management has made preliminary allocation estimates based on currently available information. The final determination of the accounting for the October 2016 Acquisitions is anticipated to be completed as soon as practicable. Management anticipates that the valuations of the acquired asset and contingent consideration will consist of discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the assets acquired, liabilities assumed, and the contingent consideration liability associated with ongoing sub-bottling payments under the Company’s comprehensive beverage agreements (“CBAs”) with CCR, pursuant to which the Company is required to make quarterly sub-bottling payments to CCR on a continuing basis for the grant of exclusive rights to distribute, promote, market and sell specified covered beverages and related products (as defined in the CBAs). These quarterly sub-bottling payments are based on sales of certain beverages and beverage products that are sold under the same trademarks that identify a covered beverage, related product or certain cross-licensed brands (as defined in the CBAs).

The amounts allocated to the Acquired Business, including contingent consideration, could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of the assets acquired or an increase in the fair value of liabilities assumed, including contingent consideration, from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Acquired Business. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.

4. OCTOBER 2016 ACQUISITIONS—PRO FORMA ADJUSTMENTS

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined balance sheet related to the October 2016 Acquisitions are as follows:

(a) Cash and cash equivalents—Adjustment reflects the preliminary net adjustment to cash in connection with the October 2016 Acquisitions:

(in thousands)	Cash and cash equivalents adjustment
Proceeds from credit facility (i)	$85,000
Cash payment at closing (ii)	(98,216)
Transaction expenses to be incurred (iii)	(1,386)

Total pro forma adjustment	$(14,602)

Components of the adjustment include (i) an increase in cash related to the use of the credit facility, (ii) decrease in cash related to the $98.2 million cash payment due to CCR at closing and (iii) estimated expenses related to the October 2016 Acquisitions of $1.4 million to be incurred by the Company as of October 2, 2016.

(b) Accounts receivable from The Coca-Cola Company —Adjustment of $1.3 million reflects the fair value of the estimated amount due to the Company from KO related to cold drink equipment acquired in the October 2016 Acquisitions.

(c) Inventories—Adjustment of $1.2 million to Inventories includes the following:

i) Adjustment of $3.3 million represents an estimate to reflect inventories acquired in the October 2016 Acquisitions at fair value.

ii) This adjustment is partially offset by a $2.0 million change in the fair value of deposit items acquired from CCR in the October 2016 Acquisitions. The Company classifies these items as Inventories on their balance sheet whereas CCR classified deposit items in property, plant and equipment.

(d) Prepaid expenses and other current assets—Adjustment of $0.7 million reflects the preliminary estimate of prepaid expenses and other current assets acquired in the October 2016 Acquisitions at fair value.

(e) Property, plant and equipment, net—Adjustment represents the preliminary estimate to reflect property, plant and equipment acquired in the October 2016 Acquisitions at fair value. The preliminary fair value was determined using the income, market and cost approaches. The preliminary amounts assigned to property, plant and equipment are as follows:

(in thousands)	Estimated useful life (years)	Property, plant and equipment, net adjustment
Land	N/A	$4,310
Construction in progress	N/A	1,566
Buildings and improvements	21	16,586
Machinery, equipment and vehicle fleet	2 to 9	45,668

Total		68,130

Less: Historic CCR amounts		(84,652)

Total pro forma adjustment		$(16,522)

(f) Other assets—Adjustment of $0.02 million reflects the preliminary estimate of other assets acquired in the October 2016 Acquisitions at fair value.

(g) Goodwill—Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the October 2016 Acquisitions. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed as described in Note 3. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is primarily attributable to the workforce acquired. The preliminary pro forma adjustment to goodwill is calculated as follows:

(in thousands)	Goodwill adjustment
Consideration transferred	$158,600
Less: Fair value of net assets to be acquired	151,469

Total pro forma adjustment	$7,131

(h) Other identifiable intangible assets, net—Adjustment represents the preliminary estimate to reflect identifiable intangible assets acquired in the October 2016 Acquisitions at fair value. The preliminary fair market value was determined using an income approach. The preliminary amounts assigned to the identifiable intangible assets are as follows:

(in thousands)	Estimated useful life (years)	Other identifiable intangible assets, net adjustment
Definite-lived bottlers’ franchise rights	40	$63,900
Customer relationships	12	2,600

Total		66,500

Less: Historic CCR amounts		(167,240)

Total pro forma adjustment		$(100,740)

(i) Other accrued liabilities —Adjustment of $9.1 million to Other accrued liabilities includes the following:

i) Adjustment of $7.2 million reflects the reclassification of the Cooperative trade marketing liability to conform CCR’s financial statement presentation to the Company’s financial statement presentation.

ii) Adjustment of $3.4 million to reflect the current portion of acquisition related contingent consideration associated with the sub-bottling payments under the CBA signed at the closing of the October 2016 Acquisitions.

iii) The adjustment to Other accrued liabilities is partially offset by $1.5 million to reflect the preliminary estimate of other accrued liabilities acquired in the October 2016 Acquisitions at fair value.

(j) Cooperative trade marketing (“CTM”) liability — The CTM liability reflects a $7.2 million reclassification of the CTM liability to Other accrued liabilities to conform CCR’s financial statement presentation to the Company’s financial statement presentation.

(k) Deposit liabilities—Adjustment of $3.7 million reflects the alignment to the Company’s accounting policy for deposit items.

(l) Other liabilities —Adjustment of $57.8 million to Other liabilities includes the following:

i) Adjustment of $57.1 million reflects the fair value of the contingent consideration associated with the sub-bottling payments under the CBA signed at the closing of the October 2016 Acquisitions.

ii) Adjustment of $0.7 million to reflect the preliminary estimate of other liabilities acquired in the October 2016 Acquisitions at fair value.

(m) Long-term debt —Adjustment reflects an increase in long-term debt of $85.0 million that was borrowed under the Company’s revolving credit facility. Proceeds from the credit facility were used to finance a portion of the upfront cash payment for the Acquired Business.

(n) Retained earnings —The preliminary unaudited pro forma adjustment of $1.4 million is based on estimated transaction costs to be incurred by the Company related to the October 2016 Acquisitions. The estimated fees and expenses associated with the October 2016 Acquisitions have been excluded from the unaudited pro forma condensed combined statements of operations as they reflect charges directly attributable to the October 2016 Acquisitions that will not have a continuing impact on the Company’s operations.

5. ACQUIRED BUSINESS—PRO FORMA ADJUSTMENTS

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined statement of operations related to the Acquired Business are as follows:

(a) Net sales — In the normal course of business, CCBCC purchases certain finished products from CCR and, conversely, CCR purchases certain finished products from CCBCC. The adjustment of approximately $67.2 million for fiscal 2015 reflects the elimination of $61.7 million of CCR net sales to CCBCC and $5.4 million of CCBCC net sales to CCR for fiscal 2015. For first three quarters of fiscal 2016, the $1.4 million adjustment reflects the elimination of net sales from CCBCC to CCR.

(b) Cost of sales— Adjustment to cost of sales includes the following:

	First Three Quarters Ended October 2, 2016
(in thousands)	January 2016 Acquisitions	April 1, 2016 Acquisition	April 29, 2016 Acquisitions	October 2016 Acquisitions	Total Acquisition
Intercompany sales elimination (i)	$(270)	$(317)	$(360)	$(405)	$(1,352)
Depreciation expense (ii)	(80)	(47)	(180)	(490)	(797)

Total pro forma adjustment	$(350)	$(364)	$(540)	$(895)	$(2,149)

	Year Ended January 3, 2016
(in thousands)	January 2016 Acquisitions	April 1, 2016 Acquisition	April 29, 2016 Acquisitions	October 2016 Acquisitions	Total Acquisition
Intercompany sales elimination (i)	$(13,836)	$(16,241)	$(18,453)	$(20,743)	$(69,273)
Depreciation expense (ii)	(1,092)	(182)	(530)	(614)	(2,418)

Total pro forma adjustment	$(14,928)	$(16,423)	$(18,983)	$(21,357)	$(71,691)

i) Adjustment reflects the impact to cost of sales of removing intercompany sales transactions. The impact to cost of sales for fiscal 2015 is $64.2 million for sales from CCR to CCBCC and $5.1 million for sales from CCBCC to CCR. For first three quarters of fiscal 2016, the $1.4 million adjustment reflects the impact to cost of sales of removing intercompany sales transactions from CCBCC to CCR.

ii) Reflects adjustment to depreciation expense recorded in cost of sales associated with the change in fair value of property, plant and equipment acquired in the Acquired Business.

(c) Selling, delivery and administrative expenses—Adjustment to selling, delivery and administrative expenses includes the following:

	First Three Quarters Ended October 2, 2016
(in thousands)	January 2016 Acquisitions	April 1, 2016 Acquisition	April 29, 2016 Acquisitions	October 2016 Acquisitions	Total Acquisition
Transaction costs (i)	$(1,061)	$(1,115)	$(1,300)	$(858)	$(4,334)
Depreciation expense (ii)	(121)	(71)	(272)	(738)	(1,202)
Amortization expense (iii)	(68)	(294)	(134)	207	(289)

Total pro forma adjustment	$(1,250)	$(1,480)	$(1,706)	$(1,389)	$(5,825)

	Year Ended January 3, 2016
(in thousands)	January 2016 Acquisitions	April 1, 2016 Acquisition	April 29, 2016 Acquisitions	October 2016 Acquisitions	Total Acquisition
Depreciation expense (ii)	$(1,837)	$(307)	$(892)	$(1,033)	$(4,068)
Amortization expense (iii)	(799)	(1,175)	(369)	327	(2,017)

Total pro forma adjustment	$(2,636)	$(1,482)	$(1,261)	$(706)	$(6,085)

i) Reflects the removal of transaction expenses incurred by the Company related to the Acquired Business during the first three quarters of fiscal 2016 and fiscal 2015. These expenses are directly attributable to the Acquired Business and are not expected to have a continuing impact.

ii) Reflects the adjustment to depreciation expense associated with the change in fair value of property, plant and equipment acquired in the Acquired Business.

iii) Reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired in the Acquired Business, less historical amortization expense. The preliminary pro forma adjustment for amortization expense for the intangible assets acquired is as follows:

(in thousands)	Estimated useful life (years)	January 2016 Acquisitions Fair Value	April 1, 2016 Acquisition Fair Value	April 29, 2016 Acquisitions Fair Value	October 2016 Acquisitions Preliminary Fair Value	Amortization expense for the year ended January 3, 2016	Amortization expense for the three quarters ended October 2, 2016
Definite-lived bottlers’ franchise rights	40	$750	$—	$22,000	$63,900	$2,166	$1,367
Customer relationships	12	550	—	1,450	2,600	383	203

Total		$1,300	$—	$23,450	66,500	2,550	1,570

Less: Historic CCR amounts					(167,240)	(4,567)	(1,857)

Total pro forma adjustment					$(100,740)	$(2,017)	$(289)

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful life of the Acquired Business intangible assets. The amortizable life reflects the period over which the asset is expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for the amortizable intangible asset would increase annual pro forma amortization by approximately $0.3 million. In addition, with other assumptions held constant, a one year change in the estimated useful life for the developed product would change annual amortization expense by approximately $0.2 million.

(d) Interest expense, net—Reflects the adjustment to interest expense associated with the proceeds from the revolving credit facility used towards the respective acquisitions. The interest rates for each advance under the revolving credit facility were based on the LIBOR rate plus an interest margin determined at the advance date. The pro forma adjustment for interest expense is as follows:

(in thousands)	Debt Proceeds	Interest Rate	Interest expense for the fiscal year ended January 3, 2016	Interest expense for the first three quarters October 2, 2016	Effective annual interest expense would change in interest rate by 1/8%
January 2016 Acquisitions	$70,000	1.4125%	$989	$68	$88
April 1, 2016 Acquisition	35,000	1.4125%	494	119	44
April 29, 2016 Acquisitions	65,000	1.4750%	959	305	81
October 2016 Acquisitions	85,000	1.5375%	1,307	974	106

Total pro forma adjustment			$3,749	$1,466

(e) Income tax expense (benefit)—Adjustment of $2.0 million for the first three quarters of fiscal 2016 and adjustment of $2.6 million for fiscal 2015 reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the combined U.S. federal and state statutory rates of 38.5%.